UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☑	Definitive Information Statement

INNERSCOPE HEARING TECHNOLOGIES, INC.
(Name of Registrant As Specified In Its Charter)

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INNERSCOPE HEARING TECHNOLOGIES, INC.

2151 Professional Drive, Second Floor

Roseville, CA 95661

916-218-4100

June 2, 2020

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of InnerScope Hearing Technologies, Inc.., a Nevada corporation (the “Company”), as of the close of business on May 20, 2020 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of Chapter 78 of the Nevada Revised Statutes (the “NRS”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent approved the following action:

•         Effecting a one-for-two thousand (1:2,000) reverse stock split of the Company’s issued and outstanding shares of common stock, without reducing the number of authorized shares of common stock (the “Reverse Stock Split”).

The Written Consent is the only shareholder approval required to affect the Reverse Stock Split under the NRS, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Reverse Stock Split. The Reverse Stock Split will not become effective until at least 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about June 2, 2020.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

By Order of the Board of Directors,
INNERSCOPE HEARING TECHNOLOGIES, INC.

/s/ Matthew Moore
Matthew Moore
Chief Executive Officer
June 2, 2020

INNERSCOPE HEARING TECHNOLOGIES, INC.

2151 Professional Drive, Second Floor

Roseville, CA 95661

(916) 218-4100

June 2, 2020

Information Statement

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of InnerScope Hearing Technologies, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following action (the “Reverse Stock Split”):

•         Perform a one-for-two thousand (1:2,000) reverse stock split of the Company’s issued and outstanding shares of common stock, without reducing the number of authorized shares of common stock (the “Reverse Stock Split”).

On May 18, 2020 (the “Record Date”), our Board of Directors (the “Board”) approved the Reverse Stock Split and submitted the same to certain holders of our Series B Preferred Stock. On the same date, the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Reverse Stock Split.

Section 320 of Chapter 78 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, require that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Reverse Stock Split.

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about June 2, 2020. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders, which hold a majority of the voting capital stock of the Company.

Common and Preferred Stock

As of May 18, 2020, there were 3,456,123,615 shares of common stock considered issued and outstanding (with the holder of each share having one vote), and 1,800,000 shares of Series B Preferred Stock considered issued and outstanding (with the holder of each share of Series B Preferred Stock having votes equal to four (4) times the number of outstanding shares of common stock, Series C Preferred and Series D Preferred Stock divided by the number of outstanding shares of the Series B Preferred Stock, which as of May 18, 2020, would result in each share of Series B Preferred Stock having 7,680 votes). Pursuant to the NRS, at least a majority of the voting equity of the Company, or at least 8,640,309,038 votes (out of 17,280,618,075 total votes comprised of 3,456,123,615 common stock votes and 13,824,494,460 Series B Preferred Stock votes), is required to approve the Reverse Stock Split by written consent. The Majority Stockholders, who hold in the aggregate 57,060,000 shares of common stock and 1,800,000 shares of Series B Preferred Stock (approximately 80.33% of the total voting equity of the Company), have voted in favor of the Reverse Stock Split, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of each of the Majority Stockholders, the number of shares of common stock and Series B Preferred Stock held by each Majority Stockholder, the total number of votes that each Majority Stockholder voted in favor of the Reverse Stock Split, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Series B Preferred Stock held	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action (1)
Matthew Moore	19,020,000	600,000	4,627,184,820	4,627,184,820	26.78%
Mark Moore	19,020,000	600,000	4,627,184,820	4,627,184,820	26.78%
Kimberly Moore	19,020,000	600,000	4,627,184,820	4,627,284,820	26.78%

Total	57,060,000	1,800,000	13,881,554,460	13,881,554,460	80.33%

(1)	Based on 3,456,123,615 shares of Common Stock and 1,800,000 shares of Series B Preferred Stock considered issued and outstanding as of May 18, 2020.

ACTIONS TO BE TAKEN

We will file a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, (the “Amendment”), with the State of Nevada to effect the Reverse Stock Split. We intend to file the Amendment with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

REVERSE STOCK SPLIT

The Board has approved a reverse stock split of all the outstanding shares of the Company’s common stock at an exchange ratio of 1 post-split share for 2,000 pre-split shares (1:2,000) (the “Reverse Stock Split”), and an amendment to the Company’s Articles of Incorporation to effect such Reverse Stock Split. As part of the Reverse Stock Split, the Board will not reduce its authorized common or preferred stock. As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

The number of shares of common stock issued and outstanding immediately prior thereto will be reduced from approximately 3,456,123,615 shares (assuming this number of shares outstanding as of May 18, 2020, are outstanding immediately prior thereto) to approximately 1,728,062 shares of common stock (1:2,000 reverse stock split ratio) and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy common stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of common stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

As part of the Reverse Stock Split, the number of authorized shares of common will not be reduced. The Reverse Stock Split will have the result of creating newly authorized shares of common stock. This increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional common stock when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Any additional common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of common stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The following table summarizes the effects of the Reverse Stock Split upon the Company’s outstanding common stock, assuming that (i) there are 3,456,123,615 shares of common stock outstanding immediately prior to the Reverse Stock Split, and (ii) our authorized common stock is not reduced.

Reverse Stock Split Ratio	Type of Stock		Number of Shares
Pre-Split	Common Stock	Authorized	14,975,000,000
		Issued and Outstanding	3,456,123,615
		Authorized but Unissued	11,518,876,385
Post- Split	Common Stock	Authorized	14,975,000,000
		Issued and Outstanding	1,728,062
		Authorized but Unissued	14,973,271,398

Reasons for the Reverse Stock Split

The Board believes that the increased market price of the common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of the common stock and will encourage interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board confirms this transaction will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its shareholders.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effects of the Reverse Stock Split

Upon the effectiveness of the Reverse Stock Split, each common shareholder will beneficially own a reduced number of shares of common stock. The Reverse Stock Split will affect all of the Company’s common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in any of the shareholders owning a fractional share as described herein. The number of shareholders of record will also not be affected by the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock as of May 18, 2020, of (i) each person known to us to beneficially own more than 5% of any class of our securities, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of May 18, 2020, there were a total of 3,456,123,615 shares of common stock considered issued and outstanding, and 1,800,000 shares of Series B Preferred Stock considered issued and outstanding. As of May 18, 2020, each share of common stock has one vote, and each share of Series B Preferred Stock has the equivalent of 7,680 votes. The column titled “Percent of Class” shows the percentage of the class of voting stock beneficially owned by each identified party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 18, 2020, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table below has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below, unless otherwise specified is in care of the Company at 2151 Professional Drive, Second Floor, Roseville, CA 95661.

Title of Class	Name & Address of Beneficial Owners	Amount & Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Matthew Moore	19,020,000	0.55%
Common Stock	Mark Moore	19,020,000	0.55%
Common Stock	Kimberly Moore	19,020,000	0.55%
Common Stock	All Officers and Directors as a Group	57,060,000	1.65%
Series B Preferred Stock	Matthew Moore	600,000	33.3%
Series B Preferred Stock	Mark Moore	600,000	33.3%
Series B Preferred Stock	Kimberly Moore	600,000	33.3%
Series B Preferred Stock	All Officers and Directors as a Group	1,800,000	100.0%

_______________

1.	As of May 18, 2020, a total of 3,456,123,615 shares of the Company's Common Stock and 1,800,000 shares of the Company's Series B Preferred Stock, are considered to be outstanding pursuant to Securities Exchange Act Rule 13d-3(d)(1). For each beneficial owner identified above, any warrants exercisable within 60 days have been included for purposes of calculating the relevant percentage for that beneficial owner (but not included for purposes of calculating the relevant percentages for other beneficial owners as required by Rule 13d-3(d)(1)(i)).

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2019; and

(4)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

You may request a copy of these filings, at no cost, by writing the Company at 2151 Professional Drive, Second Floor, Roseville, CA 95661, or telephoning the Company at (916) 218-4100. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 2151 Professional Drive, Second Floor, Roseville, CA 95661, or telephoning the Company at (916) 218-4100.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THIS ACTION. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

By Order of the Board of Directors

INNERSCOPE HEARING TECHNOLOGIES, INC.

/s/ Matthew Moore
Matthew Moore
June 2, 2020	Chief Executive Officer